EXHIBIT 99.2

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER PURSUANT TO 31 CFR § 30.15

I, Blaise B. Bettendorf, the Executive Vice President and Chief Financial Officer of First Financial Holdings, Inc., (“First Financial”) certify, based on my knowledge, that:
(i)

The compensation committee of First Financial has discussed, reviewed, and evaluated with senior risk officers at least every six months during First Financial’s fiscal year ended September 30, 2011, which was considered a TARP period (“the applicable period”), senior executive officer (“SEO”) compensation plans and employee compensation plans and the risks these plans pose to First Financial;

(ii)

The compensation committee of First Financial has identified and limited during the applicable period the features in the SEO compensation plans that could lead SEOs to take unnecessary and excessive risks that could threaten the value of First Financial and identified any features in the employee compensation plans that pose risks to First Financial and limited those features to ensure that First Financial is not unnecessarily exposed to risks;

(iii)

The compensation committee has reviewed at least every six months during the applicable period the terms of each employee compensation plan and identified the features in the plan that could encourage the manipulation of reported earnings of First Financial to enhance the compensation of an employee and has limited these features that would encourage the manipulation of reported earnings of First Financial;

(iv)	The compensation committee of First Financial will certify to the reviews of the SEO compensation plans and employee compensation plans required under (i) and (iii) above;
(v)	The compensation committee of First Financial will provide a narrative description of how it limited during the applicable period the features in
	(A)	SEO compensation plans that could lead SEOs to take unnecessary and excessive risks that could threaten the value of First Financial;
	(B)	Employee compensation plans that unnecessarily expose First Financial to risks; and
	(C)	Employee compensation plans that could encourage the manipulation of reported earnings of First Financial to enhance the compensation of an employee;
(vi)

First Financial has required that bonus payments to SEOs or any of the next twenty most highly compensated employees, as defined in the regulations and guidance established under section 111 of EESA (bonus payments), be subject to a recovery or “clawback” provision during the applicable period if the bonus payments were based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria;

(vii)

First Financial has prohibited any golden parachute payment, as defined in the regulations and guidance established under section 111 of EESA, to an SEO or any of the next five most highly compensated employees during the applicable period;

(viii)	First Financial has limited bonus payments to its applicable employees in accordance with section 111 of EESA and the regulations and guidance established thereunder during the applicable period
(ix)

First Financial and its employees have complied with the excessive or luxury expenditures policy, as defined in the regulations and guidance established under section 111 of EESA during the applicable period, and that any expenses requiring approval of the board of directors, a committee of the board of directors, an SEO, or an executive officer with a similar level of responsibility, were properly approved;

(x)

First Financial will permit a non-binding shareholder resolution in compliance with any applicable Federal securities rules and regulations on the disclosures provided under the Federal securities laws related to SEO compensation paid or accrued during the applicable period;

(xi)

First Financial will disclose the amount, nature, and justification for the offering during the applicable period of any perquisites, as defined in the regulations and guidance established under section 111 of EESA, whose total value exceeds $25,000 for each employee subject to the bonus payment limitations identified in paragraph (vii);

(xii)

First Financial will disclose whether First Financial, the board of directors of First Financial, or the compensation committee of First Financial has engaged during the applicable period a compensation consultant; and the services the compensation consultant or any affiliate of the compensation consultant provided during this period;

(xiii)

First Financial has prohibited the payment of any gross-ups, as defined in the regulations and guidance established under section 111 of EESA, to the SEOs and the next twenty most highly compensated employees during the applicable period;

(xiv)

First Financial has substantially complied with all other requirements related to employee compensation that are provided in the agreement between First Financial and Treasury, including any amendments;

(xv)

First Financial has submitted to Treasury a complete and accurate list of the SEOs and the twenty next most highly compensated employees for the current fiscal year (2012) and the most recently completed fiscal year (2011), with the non-SEOs ranked in descending order of level of annual compensation, and with the name, title and employer of each SEO and most highly compensated employee identified; and

(xvi)	I understand that a knowing and willful false or fraudulent statement made in connection with this certification may be punished by fine, imprisonment, or both (See, for example, 18 USC 1001).

Date: December 13, 2011	/s/ Blaise B. Bettendorf

Blaise B. Bettendorf
Executive Vice President and Chief Financial Officer

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